Exhibit 99.1

WOW! REPORTS FIRST QUARTER 2022 RESULTS

High-Speed Data Revenue from continuing operations of $100.1 million, up 4% compared to the first quarter of 2021

ENGLEWOOD, Colo. (May 9, 2022) – WideOpenWest, Inc. (“WOW!” or the “Company”) (NYSE: WOW), one of the nation's leading broadband providers, with an efficient, high-performing network that passes 1.9 million residential, business and wholesale consumers, today announced financial and operating results for the first quarter ended March 31, 2022.

First Quarter 2022 Highlights (1)(2)

●	Total Revenue from continuing operations of $174.6 million, a decrease of $6.9 million, or 4%, compared to the first quarter of 2021
●	HSD Revenue from continuing operations totaled $100.1 million, an increase of $3.5 million, or 4%, compared to the first quarter of 2021
●	Net Income from continuing operations was $5.7 million for the quarter ended March 31, 2022
●	Pro Forma Adjusted EBITDA was $66.4 million, an increase of $4.8 million, or 8%, compared to the first quarter of 2021
●	Pro Forma Adjusted EBITDA margin of 38.0% compared to 33.9% for the first quarter of 2021
●	Added 3,300 HSD RGUs
●	Doubled Greenfield expansion plans for homes passed to 400,000 and increased target Greenfield investment capital to $400.0 million by 2027

"The first quarter results reflect continued momentum as we execute our broadband-first strategy. We delivered year-over-year growth in high-speed data revenue and further improvements in our pro forma adjusted EBITDA and pro forma adjusted EBITDA margins, which reached 38% this quarter," said Teresa Elder, WOW!'s CEO. "Our Greenfield strategy is also exceeding our expectations as we continue to see exciting opportunities to bring our multi-gig fiber network to significantly more homes as we have now increased our plan for Greenfield investments to $400 million without increasing our leverage."

"Our financials once again highlight the strength of our business. Pro Forma Adjusted EBITDA grew 8% from last year and drove significant improvement in our margins," said John Rego, WOW!'s CFO. "The margin expansion further enables us to invest in the future growth of our business while maintaining a low leverage profile."

Revenue

Total Revenue from continuing operations was $174.6 million for the quarter ended March 31, 2022, down $6.9 million, or 4%, as compared to the corresponding period in 2021.

Total Subscription Revenue from continuing operations for the quarter ended March 31, 2022 was $162.0 million, down $6.0 million, or 4%, as compared to the corresponding period in 2021. The decrease is primarily driven by a shift in service offering mix as we continue to experience a reduction in Video and Telephony RGUs, partially offset by an increase in average revenue per unit (“ARPU”) as HSD customers upgrade to higher speed offerings coupled with an increase in volume attributable exclusively to the addition of HSD subscribers.

Other Business Services Revenue from continuing operations totaled $5.3 million for the quarter ended March 31, 2022, down $0.3 million as compared to the corresponding period in 2021. The decrease is primarily due to a decrease in data center revenue.

Other Revenue from continuing operations totaled $7.3 million for the quarter ended March 31, 2022, down $0.6 million as compared to the corresponding period in 2021, primarily related to decreases in advertising and line assurance revenue.

(1)	Refer to “Non-GAAP Financial Measures” “Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures,” and “Subscriber Information” in this Press Release for definitions and information related to Pro Forma Adjusted EBITDA, and reconciliation of non-GAAP measures to the closest comparable GAAP measures and why our management thinks it is beneficial to present such non-GAAP measures.
(2)	During the second half of 2021, the Company completed of the sale of five of its service areas. For presentation purposes, the financial results of these five service areas were classified as discontinued operations. Refer to tables that follow for the reconciliation of continuing and discontinued operations.

Costs and Expenses

Operating Expenses (excluding Depreciation and Amortization) from continuing operations totaled $87.3 million for the quarter ended March 31, 2022, down $11.1 million, or 11%, compared to the corresponding period in 2021 primarily driven by decreases in direct operating expenses, specifically programming expense, which aligns with the reduction in Video RGUs between periods and lower bad debt expense, partially offset by decreases in capital eligible expenses. Selling, General, and Administrative expenses from continuing operations totaled $38.3 million for the quarter ended March 31, 2022, down $4.2 million, or 10%, compared to the corresponding period in 2021 primarily attributable to decreases in costs associated with digital transformation initiatives, lower marketing and professional services expenses, partially offset by an increase in stock compensation expense.

Net Income (Loss)

Net Income from continuing operations for the quarter ended March 31, 2022 was $5.7 million as compared to Net Loss of $22.7 million for the quarter ended March 31, 2021.

Pro Forma Adjusted EBITDA

Pro Forma Adjusted EBITDA for the quarter ended March 31, 2022 was $66.4 million, an increase of $4.8 million, compared to the corresponding period in 2021. Pro Forma Adjusted EBITDA margin was 38.0% for the quarter ended March 31, 2022 as compared to 33.9% for the quarter ended March 31, 2021.

Subscribers

WOW! reported Total Subscribers from continuing operations of 534,700 as of March 31, 2022, an increase of 6,700, or 1%, compared to March 31, 2021, up 1,800 compared to December 31, 2021. HSD RGUs totaled 515,000 as of March 31, 2022, an increase of 10,100 or 2%, compared to March 31, 2021, up 3,300 compared to December 31, 2021.

Edge-Outs

Edge-Out Projects from continuing operations reached a total of 78,600 homes passed and 19,500 Subscribers since inception.

The 2020 Edge-Out projects from continuing operations include 800 Subscribers, which represents 23.5% penetration on such nodes. The 2021 Edge-Out projects from continuing operations include 700 Subscribers, which represents 35.0% penetration on such nodes.

Capital Expenditures

Capital Expenditures from continuing operations totaled $42.1 million for the quarter ended March 31, 2022, representing a $1.9 million decrease compared to the quarter ended March 31, 2021. The slight decrease is primarily related to a reduction in customer premise equipment (“CPE”) and network enhancement expenditures partially offset by increases in line extensions as we focus on expanding our network.

Capital Expenditures from continuing operations for the quarter ended March 31, 2022 equates to 24% of Total Revenue from continuing operations for the quarter ended March 31, 2022.

Liquidity and Leverage

As of March 31, 2022, the total outstanding amount of long-term debt and finance lease obligations was $740.3 million, and cash and cash equivalents were $190.7 million. Total Net Leverage as of March 31, 2022, was 2.6X compared to 2.7X as of December 31, 2021 on a LTM Pro Forma Adjusted EBITDA basis and undrawn revolver capacity totaled $245.6 million.

Second Quarter and Full Year 2022 Guidance

	Q2 2022	Full Year 2022
HSD Revenue	$104.0 - $107.0 million	$427.0 - $430.0 million
Total Revenue	$177.0 - $180.0 million	$708.0 - $711.0 million
Adjusted EBITDA	$68.0 - $71.0 million	$281.0 - $284.0 million

HSD net additions	1,000 - 2,000	14,000 - 17,000

Webcast

WOW! will host a webcast on Monday, May 9, 2022, at 8:00 a.m. ET to discuss the financial and operating results contained in this press release. The conference call and webcast will be broadcast live on the Company’s investor relations website at ir.wowway.com. Those parties interested in participating can use the information as follows:

Call Date:	Monday, May 9, 2022	Call Time:	8:00 a.m. Eastern
Dial In:	(888) 330-3556	International:	(646) 960-0826
Conf. ID:	4844814

A replay of the call will be available on May 9, 2022, at 11:00 a.m. ET, on the investor relations website or by telephone. To access the telephone replay, which will be available until May 23, 2022, at 11:59 p.m. ET, please dial (800) 770-2030 or (647) 362-9199 and use conference ID 4844814.

. WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31,	December 31,
	2022	2021

	(in millions, except share data)
Assets
Current assets
Cash and cash equivalents	$190.7	$193.2
Accounts receivable—trade, net of allowance for doubtful accounts of $2.8 and $4.3, respectively	37.7	40.9
Accounts receivable—other, net	15.5	17.2
Prepaid expenses and other	38.7	30.7
Total current assets	282.6	282.0
Right-of-use lease assets—operating	15.9	17.2
Property, plant and equipment, net	716.6	722.3
Franchise operating rights	620.1	620.1
Goodwill	225.1	225.1
Intangible assets subject to amortization, net	1.6	1.7
Other non-current assets	39.7	38.3
Total assets	$1,901.6	$1,906.7
Liabilities and stockholders’ equity
Current liabilities
Accounts payable—trade	$40.8	$50.3
Accrued interest	4.9	0.8
Current portion of long-term lease liability—operating	4.9	5.1
Accrued liabilities and other	216.4	218.7
Current portion of long-term debt and finance lease obligations	18.1	17.9
Current portion of unearned service revenue	28.7	28.1
Total current liabilities	313.8	320.9
Long-term debt and finance lease obligations—less current portion and debt issuance costs	722.2	723.5
Long-term lease liability—operating	12.7	13.8
Deferred income taxes, net	255.6	257.6
Other non-current liabilities	20.5	20.1
Total liabilities	1,324.8	1,335.9
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 700,000,000 shares authorized; 96,930,774 and 96,225,910 issued as of March 31, 2022 and December 31, 2021, respectively; 87,798,566 and 87,392,088 outstanding as of March 31, 2022 and December 31, 2021, respectively	1.0	1.0
Additional paid-in capital	354.1	348.5
Accumulated income	316.2	310.5
Treasury stock at cost, 9,132,208 and 8,833,822 shares as of March 31, 2022 and December 31, 2021, respectively	(94.5)	(89.2)
Total stockholders’ equity	576.8	570.8
Total liabilities and stockholders’ equity	$1,901.6	$1,906.7

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED

(unaudited)

	Three months ended			Three months ended
	March 31, 2022			March 31, 2021
	Continued	Discontinued	Total	Continued	Discontinued	Total

	(in millions, except share data)
Revenue:
HSD	$100.1	$—	$100.1	$96.6	$56.1	$152.7
Video	48.6	—	48.6	56.4	36.9	93.3
Telephony	13.3	—	13.3	15.0	6.8	21.8
Total subscription services revenue	162.0	—	162.0	168.0	99.8	267.8
Other business services	5.3	—	5.3	5.6	0.6	6.2
Other	7.3	—	7.3	7.9	4.4	12.3
Total revenue	174.6	—	174.6	181.5	104.8	286.3

Costs and expenses:
Operating (excluding depreciation and amortization)	87.3	—	87.3	98.4	39.6	138.0
Selling, general and administrative	38.3	—	38.3	42.5	2.7	45.2
Depreciation and amortization	44.4	—	44.4	41.3	20.5	61.8
	170.0	—	170.0	182.2	62.8	245.0
Income (loss) from operations	4.6	—	4.6	(0.7)	42.0	41.3
Other income (expense):
Interest expense	(7.4)	—	(7.4)	(31.4)	—	(31.4)
Loss on sale of assets, net	(0.4)	—	(0.4)	—	—	—
Other income, net	8.7	—	8.7	0.6	—	0.6
Income (loss) before provision for income taxes	5.5	—	5.5	(31.5)	42.0	10.5
Income tax benefit (expense)	0.2	—	0.2	8.8	(9.7)	(0.9)
Net income (loss)	$5.7	$—	$5.7	$(22.7)	$32.3	$9.6

Earnings (loss) per share
Basic	$0.07	$—	$0.07	$(0.28)	$0.40	$0.12
Diluted	$0.07	$—	$0.07	$(0.28)	$0.40	$0.12
Weighted-average common shares outstanding
Basic	83,286,934			82,031,043
Diluted	86,422,983			82,031,043

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three months ended
	March 31,
	2022	2021

	(in millions)
Cash flows from operating activities:
Net income	$5.7	$9.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44.4	61.8
Deferred income taxes	(2.0)	0.2
Provision for doubtful accounts	0.4	2.9
Loss on sale of assets, net	0.4	—
Amortization of debt issuance costs and discount	0.4	1.2
Non-cash compensation	5.7	3.1
Other non-cash items	(0.1)	(0.1)
Changes in operating assets and liabilities:
Receivables and other operating assets	(5.7)	(0.7)
Payables and accruals	0.2	(0.4)
Net cash provided by operating activities	$49.4	$77.6
Cash flows from investing activities:
Capital expenditures	$(42.1)	$(59.3)
Other investing activities	0.5	0.4
Net cash used in investing activities	$(41.6)	$(58.9)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net	$—	$31.0
Payments on long-term debt and finance lease obligations	(5.0)	(19.4)
Purchase of shares	(5.3)	(6.6)
Net cash (used in) provided by financing activities	$(10.3)	$5.0
(Decrease) increase in cash and cash equivalents	(2.5)	23.7
Cash and cash equivalents, beginning of period	193.2	12.4
Cash and cash equivalents, end of period	$190.7	$36.1
Supplemental disclosures of cash flow information:
Cash paid during the periods for interest	$2.8	$30.7
Cash paid during the periods for income taxes	$—	$—
Non-cash operating activities:
Operating lease additions	$—	$0.1
Non-cash financing activities:
Finance lease additions	$3.5	$2.8
Capital expenditure accounts payable and accruals	$20.3	$17.0

About WOW!

WOW! is one of the nation’s leading broadband providers, with an efficient, high-performing network that passes 1.9 million residential, business and wholesale consumers. WOW! provides services in 14 markets, primarily in the Midwest and Southeast, including Michigan, Alabama, Tennessee, South Carolina, Florida and Georgia. With an expansive portfolio of advanced services, including high-speed Internet services, cable TV, phone, business data, voice, and cloud services, the company is dedicated to providing outstanding service at affordable prices. WOW! also serves as a leader in exceptional human resources practices, having been recognized seven times by the National Association for Business Resources as a Best & Brightest Company to Work For, winning the award for the last four consecutive years. Visit www.wowway.com for more information.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release that are not historical facts contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements represent our goals, beliefs, plans and expectations about our prospects for the future and other future events. Forward-looking statements include all statements that are not historical fact and can be identified by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “believe,” “estimate,” “plan,” “project,” “predict,” “potential,” or the negative of these terms. Although these forward-looking statements reflect our good-faith belief and reasonable judgment based on current information, these statements are qualified by important factors, many of which are beyond our control that could cause our actual results to differ materially from those in the forward-looking statements. These factors and other risks that could cause our actual results to differ materially are set forth in the section entitled “Risk Factors” in our Annual Report filed on Form 10-K with the Securities and Exchange Commission (“SEC”) and other reports subsequently filed with the SEC. Given these uncertainties, you should not place undue reliance on any such forward-looking statements. The forward-looking statements included in this report are made as of the date hereof or the date specified herein, based on information available to us as of such date. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Measures

The Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA. These terms, as defined herein, are not intended to be considered in isolation, as a substitute for, or superior to, the financial information prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). These terms may vary from the use of similar terms by other companies in our industry due to different methods of calculation and therefore are not necessarily comparable.

We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance. We believe that these non-GAAP measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business. We believe that these non-GAAP measures provide investors with useful information for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake Capital Expenditures. We use these non-GAAP measures for business planning purposes and in measuring our performance relative to that of our competitors. We believe these non-GAAP measures are measures commonly used by investors to evaluate our performance and that of our competitors.

Adjusted EBITDA eliminates the impact of expenses that do not relate to overall business performance and is defined by WOW! as net income (loss) before interest expense, income taxes, depreciation and amortization (including impairments), impairment losses on intangibles and goodwill, write-off of any asset, loss on early extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including stock compensation expense) and certain other income and expenses. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance, operating cash flows or liquidity. Pro Forma Adjusted EBITDA takes into account the recent sales of five service areas as though such transactions had occurred prior to the periods presented.

Refer to “Reconciliations of GAAP Measures to Non-GAAP Measures” and the accompanying tables below for a reconciliation of Adjusted EBITDA to Net Income which is the most directly comparable to its corresponding GAAP financial measure.

Subscriber Information

The Company uses the terms defined below throughout this release.

Homes passed are reported as the number of serviceable addresses, such as single residence homes, apartments and condominium units, and businesses passed by our broadband network and listed in our database.

We deliver multiple services to our customers, as such we report Total Subscribers as the number of Subscribers who receive at least one of our HSD, Video or Telephony services, without regard to which or how many services they subscribe. We define each of the individual HSD Subscribers, Video Subscribers and Telephony Subscribers as a Revenue Generating Unit (“RGU”).

While we take appropriate steps to ensure subscriber information is presented on a consistent and accurate basis at any given balance sheet date, we periodically review our policies in light of the variability we may encounter across our different markets due to the nature and pricing of products and services and billing systems. Accordingly, we may from time to time make appropriate adjustments to our subscriber information based on such reviews.

WIDEOPENWEST, INC. AND SUBSIDIARIES

Reconciliations of GAAP Measures to Non-GAAP Measures

(unaudited)

The following table provides a reconciliation of Adjusted EBITDA and Pro Forma Adjusted EBITDA to Net Income for the periods presented:

	Three months ended
	March 31,
	2022	2021

	(in millions)
Net Income	$5.7	$9.6
Depreciation and amortization	44.4	61.8
Interest expense	7.4	31.4
Loss on sale of assets, net	0.4	—
Non-recurring professional fees, M&A integration and restructuring expense	11.7	6.2
Non-cash stock compensation	5.7	3.1
Other income, net	(8.7)	(0.6)
Income tax (benefit) expense	(0.2)	0.9
Adjusted EBITDA	$66.4	$112.4

Pro Forma Adjustments
Less: Adjusted EBITDA attributable to disposed service areas	—	(50.8)
Pro Forma Adjusted EBITDA	$66.4	$61.6

WIDEOPENWEST, INC. AND SUBSIDIARIES

Capital Expenditures and Subscriber Information

(unaudited)

The following table provides additional information regarding our Capital Expenditures for the periods presented:

	Three months ended			Three months ended
	March 31, 2022			March 31, 2021
	Continuing	Discontinued	Total	Continuing	Discontinued	Total

	(in millions)
Capital Expenditures
Customer premise equipment	$19.0	$—	$19.0	$20.0	$10.6	$30.6
Scalable infrastructure	10.7	—	10.7	11.4	1.0	12.4
Line extensions	4.5	—	4.5	3.7	1.2	4.9
Support capital and other	7.9	—	7.9	8.9	2.5	11.4
Total	$42.1	$—	$42.1	$44.0	$15.3	$59.3
Capital expenditures included in total related to:
Edge-outs	$1.1	$—	$1.1	$0.8	$0.6	$1.4
Business services	$3.2	$—	$3.2	$3.9	$1.1	$5.0

The following table provides an unaudited summary of our continuing operations subscriber information:

	March 31,	June 30,	September 30,	December 31,	March 31,
	2021	2021	2021	2021	2022
Homes Passed	1,873,900	1,877,300	1,880,900	1,882,100	1,886,000
Total Subscribers	528,000	530,500	531,600	532,900	534,700
HSD RGUs	504,900	507,900	509,500	511,700	515,000
Video RGUs	178,800	169,300	158,600	150,600	142,000
Telephony RGUs	108,000	105,600	102,400	100,000	97,300
Total RGUs	791,700	782,800	770,500	762,300	754,300

Additional Information Available on Website:

The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, which will be posted on of our investor relations website at ir.wowway.com, when it is filed with the Securities and Exchange Commission (the "SEC"). A slide presentation to accompany the conference call and a trending schedule containing historical customer and financial data will also be available on our website.

Contact:
Andrew Posen
Vice President, Head of Investor Relations
303-927-4935
andrew.posen@wowinc.com

Debra Havins

Vice President, Corporate Communications

720-527-8214

debra.havins@wowinc.com